SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):   July 30, 1996



              Shenandoah Telecommunications Company
       (Exact name of registrant as specified in charter)





    Virginia                0-9881                    54-1162807
(State or other        (Commission File            (IRS Employer
jurisdiction of        Number)                     Identification
incorporation)                                     Number)




         124 South Main Street, Edinburg, Virginia 22824
           (Address of principal executive offices)





Registrant's telephone number,
including area code: (540) 984-4141

Item 5.   Other Events

          On July 30, 1996, Shenandoah Cable Television, a wholly-owned subsidiary of Shenandoah Telecommunications Company, announced it has signed a Definitive Agreement to acquire the Shenandoah County, Virginia cable television systems of FrontierVision Operating Partners, L.P., of Denver, Colorado. The CATV systems being acquired were formerly owned by C4 Media Cable and were acquired by FrontierVision as part of a larger acquisition of cable assets. The acquired CATV systems will become part of the Company's existing CATV system, which presently serves the town of Edinburg, Basye, and surrounding areas of Shenandoah County.

          The acquisition is subject to approval by the local governing bodies for the transfer of the existing franchises. On February 23, 1996, Shenandoah Cable